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Exhibit 5.3

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com
September 21, 2009
TransCanada Corporation 450 - 1st Street S.W. Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

        We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-161929) of TransCanada Corporation.

Very truly yours,

(Signed) Mayer Brown LLP

Mayer Brown LLP

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia).

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  Exhibit 5.3